Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Return Optimization Securities linked to an Equally Weighted Basket of Selected Equity Securities due April 30, 2015	$6,502,500.00	$837.52

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated January 10, 2013)

UBS AG $6,502,500 Return Optimization Securities

Linked to an Equally Weighted Basket of Selected Equity Securities due April 30, 2015

Investment Description

UBS AG Return Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “issuer”) linked to the performance of an equally weighted basket (the “underlying basket”) of selected equity securities (each, a “basket equity”). If the basket return is positive, UBS will repay your principal amount at maturity plus pay a return equal to 3.0 times the basket return, up to the maximum gain of 15.10%. If the basket return is zero, UBS will repay the full principal amount at maturity. However, if the basket return is negative, you will be exposed to the underlying basket’s decline from the trade date to the final valuation date and UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss on your investment that is proportionate to the negative basket return. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or all of your principal amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the issuer. If the issuer were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Enhanced Growth Potential: At maturity, the Securities enhance any positive basket return up to the maximum gain. If the basket return is negative, investors will be exposed to the negative basket return at maturity.

❑

Full Downside Market Exposure at Maturity: You will be exposed to any decline in the underlying basket from the trade date to the final valuation date. If the basket return is negative, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss to investors that is proportionate to the negative basket return. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the issuer.

Key Dates

Trade Date	March 26, 2014
Settlement Date	March 31, 2014
Final Valuation Date*	April 24, 2015
Maturity Date*	April 30, 2015

*	Subject to postponement in the event of a market disruption event. See “Maturity Date” and “Final Valuation Date” under “General Terms of the Securities” in the Return Optimization Securities product supplement.

Notice to Investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Securities at maturity, and the Securities have downside market risk similar to the underlying basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 3 and under “Risk Factors” beginning on page PS-15 of the Return Optimization Securities product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on your Securities. You may lose some or all of your investment in the Securities.

Security Offering

These terms relate to Return Optimization Securities linked to an equally weighted basket of selected equity securities. The basket equities are listed on page 2, and described in more detail beginning on page 8 of this pricing supplement. The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity per Security.” The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10.00 per Security, and integral multiples of $10.00 in excess thereof.

Underlying Basket	Weighting of Each Basket Equity	Maximum Gain	Maximum Payment at Maturity per Security	Initial Basket Level	CUSIP	ISIN
An Equally Weighted Basket of Selected Equity Securities	1/14	15.10%	$11.51	100.00	90272V376	US90272V3767

The estimated initial value of the Securities as of the trade date is $9.65 for Securities linked to an equally weighted basket of selected equity securities. The estimated initial value of the Securities was determined as of the close of relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 3 and 4 of this pricing supplement.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms specified in the Return Optimization Securities (“ROS”) product supplement relating to the Securities, dated January 10, 2013, the accompanying prospectus and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement, the ROS product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

	Issue Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	$10.00	$0.20	$9.80
Total	$6,502,500.00	$130,050.00	$6,372,450.00

UBS Financial Services Inc. Pricing Supplement dated March 26, 2014	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities), with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you the prospectus and the ROS product supplement if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Product supplement for Return Optimization Securities dated January 10, 2013:

http://www.sec.gov/Archives/edgar/data/1114446/000119312513009048/d464877d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this pricing supplement, “Securities” refer to the Return Optimization Securities that are offered hereby, unless the context otherwise requires. Also, references to the “ROS product supplement” mean the UBS product supplement, dated January 10, 2013, and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 3 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has the same downside market risk as a hypothetical investment in the underlying basket.

♦	You believe the underlying basket will appreciate over the term of the Securities and that the appreciation is unlikely to exceed an amount equal to the maximum gain indicated on the cover hereof.

♦	You understand and accept that your potential return is limited to the maximum gain and you are willing to invest in the Securities based on the maximum gain indicated on the cover hereof.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket.

♦	You do not seek current income from your investment and are willing to forgo dividends paid on the basket equities.

♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦

You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that has the same downside market risk as a hypothetical investment in the underlying basket.

♦

You believe that the level of the underlying basket will decline during the term of the Securities and is likely to close below the initial basket level on the final valuation date, or you believe the underlying basket will appreciate over the term of the Securities by more than the maximum gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation or you are unwilling to invest in the Securities based on the maximum gain indicated on the cover hereof.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket.

♦	You seek current income from this investment or prefer to receive the dividends paid on the basket equities.

♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” beginning on page 3 of this pricing supplement and the more detailed “Risk Factors” beginning on PS-15 of the ROS product supplement for risks related to an investment in the Securities.

Final Terms

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 13 months.
Maximum Gain	15.10%.
Multiplier	3.0
Underlying Basket	The Securities are linked to an equally weighted basket consisting of the following equity securities (each a “Basket Equity”):
	Basket Equity	Bloomberg Symbol	Initial Equity Price
	Anadarko Petroleum Corporation	APC	$83.15
	Celanese Corporation	CE	$53.97
	Continental Resources, Inc.	CLR	$119.14
	Dominion Resources, Inc.	D	$70.36
	The Dow Chemical Company	DOW	$49.43
	Enterprise Products Partners L.P.	EPD	$68.55
	Energy Transfer Equity, L.P.	ETE	$46.83
	General Motors Company	GM	$34.22
	Halliburton Company	HAL	$58.37
	Marathon Oil Corporation	MRO	$34.50
	Nucor Corporation	NUE	$50.71
	Occidental Petroleum Corporation	OXY	$93.54
	Schlumberger N.V.	SLB	$95.43
	Southwestern Energy Company	SWN	$45.02
Weighting of Each Basket Equity	1/14
Payment at Maturity (per Security)

If the basket return is positive, UBS will pay you an amount in cash equal to:

$10.00 + ($10.00 × the lesser of (3.0 × Basket Return) and (Maximum Gain))

If the basket return is zero, UBS will pay you an amount in cash equal to your principal amount:

$10.00

If the basket return is negative, UBS will pay you an amount that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative basket return:

$10.00 + ($10.00 x Basket Return)

Basket Return	Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	100.00
Final Basket Level

The basket closing level on the final valuation date. On the final valuation date, the basket closing level will be calculated as follows:

100 × [1 + (the sum of each basket equity return multiplied by its weighting)]

Basket Equity Return	With respect to each basket equity, the percentage change from the respective initial equity price to the respective final equity price, calculated as follows:
	Final Equity Price – Initial Equity Price Initial Equity Price
Initial Equity Price	With respect to each basket equity, the closing price for such basket equity on the trade date, as determined by the calculation agent.
Final Equity Price	With respect to each basket equity, the closing price for such basket equity on the final valuation date, as determined by the calculation agent.

Investment Timeline

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the ROS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

Risk of loss — The Securities differ from ordinary debt securities in that the issuer will not necessarily repay the full principal amount of the Securities at maturity. You will be exposed to any decline in the underlying basket from the initial basket level to the final basket level. Therefore, if the basket return is negative, you will lose some or all of your initial investment in an amount proportionate to the decline in the level of the underlying basket from the trade date to the final valuation date. You could lose some or all of your investment at maturity.

♦

The multiplier applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the multiplier or the Securities and the return you realize may be less than the multiplier times the underlying basket’s return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the multiplier and earn the potential maximum return from UBS only if you hold your Securities to maturity.

♦

Your potential return on the Securities is limited to the maximum gain — The return potential of the Securities is limited to the maximum gain. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain, and your return on the Securities may be less than it would be in a direct investment in the underlying basket or the basket equities.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Market risk — The price of any basket equity can rise or fall sharply due to factors specific to that basket equity or the issuer of such basket equity. These factors may include stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the basket equity issuers with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and expected dividends on the basket equities, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying basket, the prices of the basket equities; the volatility of the basket equities; the dividend rate paid on the basket equities; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Changes in closing prices of the basket equities may offset each other — The Securities are linked to an equally weighted basket of selected equity securities. Changes in the value of the basket equities may not correlate with each other. For instance, while the final equity price of one or more of the basket equities may increase relative to the corresponding initial equity price(s), the final equity price of one or more of the other basket equities may not increase by the same amount or may even decline. Therefore, in calculating the final basket level, increases in the price of one or more of the basket equities may be moderated, or offset, by lesser increases or declines in the price of one or more of the other basket equities. In addition, a high correlation between the basket equities of movements in the prices of the basket equities during periods of negative returns could have an adverse effect on the payment at maturity on the Securities.

♦

Owning the Securities is not the same as owning the basket equities — The return on your Securities may not reflect the return you would realize if you actually owned the basket equities. For instance, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the basket equities may have.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether, and the extent to which, the level of the underlying basket will rise or fall. There can be no assurance that the level of the underlying basket will rise above the initial basket level. The final basket level of the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the basket equities. You should be willing to accept the risks of owning equities in general and the basket equities in particular, and the risk of losing some or all of your initial investment.

♦

There is no affiliation between UBS and the issuers of the basket equities, and UBS is not responsible for any disclosure by such issuers — We are not affiliated with the issuers of the basket equities. However, we and our affiliates may currently or from time to time in the future engage in business with the issuers of the basket equities. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the basket equities or the issuers of the basket equities. You, as an investor in the Securities, should make your own investigation into the basket equities or the issuers of the basket equities. The issuers of the basket equities are not involved in the Securities offered hereby in any way and have no obligation of any sort with respect to your Securities. The issuers of the basket equities have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting a basket equity, the calculation agent may make adjustments to the initial equity price of the affected basket equity. However, the calculation agent will not make an adjustment in response to all events that could affect a basket equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the product supplement as necessary to achieve an equitable result. Following certain corporate events relating to the issuer of a basket equity where such issuer is not the surviving entity, the amount you receive at maturity may be based on an equity security of a successor to the respective issuer of such basket equity in combination with any cash or any other assets distributed to holders of the basket equity in such corporate event. If the issuer of a basket equity becomes subject to (i) a corporate event whereby the basket equity is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on an equity security issued by another company. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” and “General Terms of the Securities — Delisting or Suspension of Trading of an Underlying Stock”. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

♦

Risks associated with non-U.S. Companies — An investment in the Securities is linked in part to the value of the common stock of Schlumberger N.V. (“Schlumberger”), a Dutch company. Therefore, the Securities involve risks associated with the home country of such non-U.S. company. The prices of Schlumberger’s common stock and therefore the level of the underlying basket may be affected by political, economic, financial and social factors in Schlumberger’s home country, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the basket equities and/or over-the-counter options, futures or other instruments with returns linked to the performance of the basket equities, may adversely affect the market prices of the basket equities and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the basket equities, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the amount you receive at maturity of the Securities. The calculation agent may postpone the trade date or final valuation date (with corresponding postponements to the settlement date and maturity date) if a market disruption event occurs and is continuing on such date. As UBS determines the economic terms of the Securities, including the maximum gain, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying basket to which the Securities are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount indicated on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “What Are the Tax Consequences of the Securities” beginning on page 37 and “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the Return Optimization Securities product supplement.

Hypothetical Examples and Return Table of the Securities at Maturity

The examples and table below illustrate the Payment at Maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for the Securities are specified on the first page of this pricing supplement; amounts may have been rounded for ease of analysis):

Investment Term:	Approximately 13 months
Basket Starting Level:	100
Multiplier:	3.00
Maximum Gain:	15.00%
Range of Underlying Basket Performance:*	40% to -100%

*	The underlying basket performance range is provided for illustrative purposes only.

Final Basket Level	Basket Return*	Payment at Maturity	Security Total Return at Maturity
140.000	40.00%	$11.500	15.00%
135.000	35.00%	$11.500	15.00%
130.000	30.00%	$11.500	15.00%
125.000	25.00%	$11.500	15.00%
120.000	20.00%	$11.500	15.00%
115.000	15.00%	$11.500	15.00%
110.000	10.00%	$11.500	15.00%
105.000	5.00%	$11.500	15.00%
103.000	3.00%	$10.900	9.00%
102.000	2.00%	$10.600	6.00%
100.000	0.00%	$10.000	0.00%
90.000	-10.00%	$9.000	-10.00%
80.000	-20.00%	$8.000	-20.00%
70.000	-30.00%	$7.000	-30.00%
60.000	-40.00%	$6.000	-40.00%
50.000	-50.00%	$5.000	-50.00%
40.000	-60.00%	$4.000	-60.00%
30.000	-70.00%	$3.000	-70.00%
20.000	-80.00%	$2.000	-80.00%
10.000	-90.00%	$1.000	-90.00%
0.000	-100.00%	$0.000	-100.00%

*	The basket return excludes any cash dividend payments on the basket equities.

Example 1 — On the final valuation date, the underlying basket closes 3% above the initial basket level. Since the basket return is 3%, UBS will pay you 3.00 × the basket return, or a 9% total return, and the payment at maturity per $10.00 principal amount of the Securities will be calculated as follows:

$10.00 + ($10.00 × 3.00 × 3%) = $10.00 + $0.90 = $10.90

Example 2 — On the final valuation date, the underlying basket closes 35% above the initial basket level. Since 3.00 × the basket return of 35% is more than the maximum gain of 15.00%, UBS will pay you the maximum gain of 15.00%, and the payment at maturity is equal to $11.50 per Security.

Example 3 — On the final valuation date, the final basket level is equal to the initial basket level. Since the basket return is 0%, UBS will repay the full principal amount and the payment at maturity is equal to $10.00 per Security.

Example 4 — On the final valuation date, the underlying basket closes 50% below the initial basket level. Since the basket return is -50%, UBS will pay you less than the full principal amount and the payment at maturity per Security is as follows:

$10.00 + ($10.00 x -50%) = $5.00

Accordingly, if the final basket level is below the initial basket level, UBS will pay you less than the full principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative basket return. You may lose up to 100% of your principal.

Basket Information

All disclosures contained in this pricing supplement regarding each basket equity are derived from publicly available information. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equities. UBS has not conducted any independent review or due diligence of any publicly available information with respect to each basket equity.

Included on the following pages is a brief description of the issuers of the respective basket equities. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the basket equities. The information given below is for the four calendar quarters in each of 2010, 2011, 2012 and 2013 as applicable. Partial data is provided for the first calendar quarter of 2014. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the basket equities as an indication of future performance.

Each of the basket equities is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the basket equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the basket equities under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (“Anadarko”) is an independent oil and gas exploration and production company with 2.5 billion barrels of oil equivalent of proved reserves. Anadarko operates in three operating segments: Oil and gas exploration and production, Midstream and Marketing. The Oil and gas exploration and production segment explores for and produces natural gas, crude oil, condensate and natural gas liquids. The Midstream segment provides gathering, processing, treating and transportation services to Anadarko and third-party oil and gas producers. Anadarko owns and operates natural-gas gathering, processing, treating and transportation systems in the United States. The Marketing segment sells much of Anadarko’s production, as well as hydrocarbons purchased from third parties. Information filed by Anadarko with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08968, or its CIK Code: 0000773910. Anadarko’s website is http://www.anadarko.com. Anadarko’s common stock is listed on the New York Stock Exchange under the ticker symbol “APC.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Anadarko’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Anadarko’s common stock on March 26, 2014 was $83.15. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$73.14	$62.33	$72.83
4/1/2010	6/30/2010	$74.74	$34.83	$36.09
7/1/2010	9/30/2010	$57.68	$37.17	$57.05
10/1/2010	12/31/2010	$76.16	$56.05	$76.16
1/3/2011	3/31/2011	$83.17	$74.18	$81.92
4/1/2011	6/30/2011	$84.71	$69.65	$76.76
7/1/2011	9/30/2011	$84.28	$63.05	$63.05
10/3/2011	12/30/2011	$83.95	$60.53	$76.33
1/3/2012	3/30/2012	$88.05	$77.33	$78.34
4/2/2012	6/29/2012	$79.21	$57.12	$66.20
7/2/2012	9/28/2012	$75.59	$64.77	$69.92
10/1/2012	12/31/2012	$76.32	$66.18	$74.31
1/2/2013	3/29/2013	$88.88	$76.06	$87.45
4/1/2013	6/28/2013	$91.46	$79.45	$85.93
7/1/2013	9/30/2013	$95.53	$86.77	$92.99
10/1/2013	12/31/2013	$97.76	$78.22	$79.32
1/2/2014*	3/26/2014*	$86.52	$78.17	$83.15

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Anadarko’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Celanese Corporation

According to publicly available information, Celanese Corporation (“Celanese”) is a producer of acetyl products and engineered polymers that are used in a variety of applications. Operations are organized into four business segments: Advanced Engineered Materials, Consumer Specialties, Industrial Specialties and Acetyl Intermediates. The Advanced Engineered Materials segment develops, produces and supplies specialty polymers for application in automotive, medical and electronic products. The Consumer Specialties segment consists of the Acetate businesses, which produce cellulose acetate flake, film and tow, which is used in the production of filter products, and the Nutrinova business, which produces and sells Sunett, a high intensity sweetener, and food protection ingredients, such as sorbates and sorbic acid, for the food, beverage and pharmaceutical industries. The Industrial Specialties segment consists of the emulsions and ethylene vinyl acetate performance polymers businesses and produces environmentally sensitive, low volatile organic compound applications. The Acetyl Intermediates segment produces and supplies acetyl products, including acetic acid, vinyl acetate monomer, acetic anhydride and acetate esters. Celanese products’ end-use applications include paints and coatings, textiles, automotive applications, consumer and medical applications, performance industrial applications, filter media, paper and packaging, chemical additives, construction, consumer and industrial adhesives, and food and beverage applications. Information filed by Celanese with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32410, or its CIK Code: 0001306830. Celanese’s website is http://www.celanese.com. Celanese’s common stock is listed on the New York Stock Exchange under the ticker symbol “CE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Celanese’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Celanese’s common stock on March 26, 2014 was $53.97. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$34.55	$29.10	$31.85
4/1/2010	6/30/2010	$34.86	$24.91	$24.91
7/1/2010	9/30/2010	$32.94	$23.84	$32.10
10/1/2010	12/31/2010	$41.17	$31.57	$41.17
1/3/2011	3/31/2011	$44.97	$38.85	$44.37
4/1/2011	6/30/2011	$53.31	$44.17	$53.31
7/1/2011	9/30/2011	$57.66	$32.53	$32.53
10/3/2011	12/30/2011	$46.49	$31.49	$44.27
1/3/2012	3/30/2012	$52.22	$42.98	$46.18
4/2/2012	6/29/2012	$49.65	$33.60	$34.62
7/2/2012	9/28/2012	$42.68	$33.28	$37.91
10/1/2012	12/31/2012	$45.10	$35.31	$44.53
1/2/2013	3/29/2013	$50.34	$42.43	$44.05
4/1/2013	6/28/2013	$50.05	$41.97	$44.80
7/1/2013	9/30/2013	$52.86	$45.02	$52.79
10/1/2013	12/31/2013	$58.25	$51.53	$55.31
1/2/2014*	3/26/2014*	$56.06	$48.83	$53.97

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Celanese’s common stock from January 3, 2006 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Continental Resources, Inc.

According to publicly available information, Continental Resources, Inc. (“Continental Resources”) is an independent crude oil and natural gas exploration and production company with properties in the North, South and East regions of the U.S. The North region consists of properties north of Kansas and west of the Mississippi River and includes North Dakota Bakken, Montana Bakken and the Red River units. The South region includes Kansas and all properties south of Kansas and west of the Mississippi River including various plays in the South Central Oklahoma Oil Province (“SCOOP”), Northwest Cana and Arkoma areas of Oklahoma. The East region is comprised of undeveloped leasehold acreage east of the Mississippi River. Information filed by Continental Resources with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32886, or its CIK Code: 0000732834. Continental Resources’s website is http://www.contres.com. Continental Resources’s common stock is listed on the New York Stock Exchange under the ticker symbol “CLR.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Continental Resources’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Continental Resources’s common stock on March 26, 2014 was $119.14. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$46.18	$37.35	$42.55
4/1/2010	6/30/2010	$51.90	$41.21	$44.62
7/1/2010	9/30/2010	$48.40	$39.82	$46.36
10/1/2010	12/31/2010	$59.11	$45.97	$58.85
1/3/2011	3/31/2011	$72.12	$57.40	$71.47
4/1/2011	6/30/2011	$72.07	$58.97	$64.91
7/1/2011	9/30/2011	$71.27	$48.02	$48.37
10/3/2011	12/30/2011	$71.66	$45.43	$66.71
1/3/2012	3/30/2012	$94.93	$69.86	$85.82
4/2/2012	6/29/2012	$90.99	$62.63	$66.62
7/2/2012	9/28/2012	$83.12	$62.58	$76.90
10/1/2012	12/31/2012	$79.71	$67.88	$73.49
1/2/2013	3/29/2013	$92.70	$76.03	$86.93
4/1/2013	6/28/2013	$88.64	$73.07	$86.06
7/1/2013	9/30/2013	$107.36	$87.64	$107.26
10/1/2013	12/31/2013	$121.00	$101.45	$112.52
1/2/2014*	3/26/2014*	$124.12	$104.68	$119.14

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Continental Resources’s common stock from January 2, 2008 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Dominion Resources, Inc.

According to publicly available information, Dominion Resources, Inc. (“Dominion”) is a producer and transporter of energy. Dominion is a provider of electricity, natural gas and related services to customers primarily in the eastern region of the United States. Dominion manages its daily operations in three business segments: Dominion Virginia Power (DVP), Dominion Generation and Dominion Energy. These operations are conducted through various subsidiaries, including Virginia Electric and Power Company (Virginia Power). The DVP segment includes Virginia Power’s regulated electric transmission and distribution operations, which serve residential, commercial, industrial and governmental customers in Virginia and North Carolina. The Dominion Generation segment includes the generation operations of the Virginia Power regulated electric utility and its related energy supply operations. The Dominion Energy segment includes Dominion’s regulated natural gas distribution companies, regulated gas transmission pipeline and storage operations, natural gas gathering and by-products extraction activities, regulated LNG operations and its investment in Blue Racer (a joint venture between Dominion and Caiman Energy II, LLC). Information filed by Dominion with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08489, or its CIK Code: 0000715957. Dominion’s website is http://www.dom.com/. Dominion’s common stock is listed on the New York Stock Exchange under the ticker symbol “D.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Dominion’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Dominion’s common stock on March 26, 2014 was $70.36. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$41.26	$36.27	$41.11
4/1/2010	6/30/2010	$42.47	$38.56	$38.74
7/1/2010	9/30/2010	$44.71	$38.67	$43.66
10/1/2010	12/31/2010	$44.92	$41.53	$42.72
1/3/2011	3/31/2011	$46.34	$42.26	$44.70
4/1/2011	6/30/2011	$48.33	$43.55	$48.27
7/1/2011	9/30/2011	$51.25	$45.94	$50.77
10/3/2011	12/30/2011	$53.53	$49.18	$53.08
1/3/2012	3/30/2012	$52.50	$49.34	$51.21
4/2/2012	6/29/2012	$54.38	$50.17	$54.00
7/2/2012	9/28/2012	$54.97	$52.25	$52.94
10/1/2012	12/31/2012	$53.58	$49.19	$51.80
1/2/2013	3/29/2013	$58.18	$52.20	$58.18
4/1/2013	6/28/2013	$61.68	$54.24	$56.82
7/1/2013	9/30/2013	$63.39	$56.24	$62.48
10/1/2013	12/31/2013	$67.80	$61.51	$64.69
1/2/2014*	3/26/2014*	$71.50	$63.51	$70.36

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Dominion’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (“Dow”) is a worldwide manufacturer and supplier of products used primarily as raw materials in the manufacture of customer products and services. It serves the following industries: appliance; automotive; agricultural; building and construction; chemical processing; electronics; furniture; housewares; oil and gas; packaging; paints, coatings and adhesives; personal care; pharmaceutical; processed foods; pulp and paper; textile and carpet; utilities; and water treatment. Dow operates in six business segments: Electronic and Functional Materials, which is a global supplier of materials for chemical mechanical planarization; Coatings and Infrastructure Solutions, which is in the business of supplying coatings and raw materials for architectural paints and industrial coatings; Agricultural Sciences, which is engaged in providing agricultural and plant biotechnology products, pest management solutions and healthy oils; Performance Materials, which offers a range of performance elastomers and plastomers, specialty copolymers, synthetic rubber, specialty resins, films and plastic additives and is engaged in producing of ethanolamines, ethyleneamines and isopropanolamines used in a variety of applications; Performance Plastics, which supplies polyethylene-based solutions through sustainable product differentiation; Feedstocks and Energy, which provides energy for use in Dow’s operations and produces chemical products for use in manufacturing and procures natural gas and monomers for use in the production of polymers and chemicals. Dow is also engaged in the property and casualty insurance and reinsurance business primarily through its Liana Limited subsidiaries. Information filed by Dow with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03433, or its CIK Code: 0000029915. Dow’s website is http://www.dow.com. Dow’s common stock is listed on the New York Stock Exchange under the ticker symbol “DOW.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Dow’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Dow’s common stock on March 26, 2014 was $49.43. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$31.15	$26.18	$29.57
4/1/2010	6/30/2010	$31.83	$23.72	$23.72
7/1/2010	9/30/2010	$28.33	$22.97	$27.46
10/1/2010	12/31/2010	$34.41	$27.47	$34.14
1/3/2011	3/31/2011	$38.76	$34.29	$37.75
4/1/2011	6/30/2011	$41.34	$34.43	$36.00
7/1/2011	9/30/2011	$37.17	$22.46	$22.46
10/3/2011	12/30/2011	$29.25	$21.51	$28.76
1/3/2012	3/30/2012	$35.68	$29.79	$34.64
4/2/2012	6/29/2012	$36.08	$29.39	$31.50
7/2/2012	9/28/2012	$32.25	$28.45	$28.96
10/1/2012	12/31/2012	$32.79	$27.74	$32.32
1/2/2013	3/29/2013	$34.73	$30.64	$31.84
4/1/2013	6/28/2013	$35.82	$30.18	$32.17
7/1/2013	9/30/2013	$40.86	$32.43	$38.40
10/1/2013	12/31/2013	$44.86	$38.31	$44.40
1/2/2014*	3/26/2014*	$50.64	$41.89	$49.43

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Dow’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Enterprise Products Partners L.P.

According to publicly available information, Enterprise Products Partners L.P. (“Enterprise”) owns and operates natural gas liquids (“NGLs”) related businesses of Enterprise Products Company (EPCO). Enterprise is a provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil, petro chemicals and refined products. Enterprise operates in five business segments: NGL Pipelines & Services, Onshore Natural Gas Pipelines & Services, Onshore Crude Oil Pipelines & Services, Offshore Pipelines & Services and Petrochemical & Refined Products Services. The NGL Pipelines & Services business segment includes natural gas processing plants, related NGL marketing activities and NGL import and LPG export terminal operations. The Onshore Natural Gas Pipelines & Services business segment includes onshore natural gas pipeline systems, which provide for the gathering and transportation of natural gas in Colorado, Louisiana, New Mexico, Texas and Wyoming. The Onshore Crude Oil Pipelines & Services business segment includes onshore crude oil pipelines, crude oil storage terminals located in Oklahoma, Texas, and its crude oil marketing activities. The Offshore Pipelines & Services business segment serves active drilling and development regions, including deep-water production fields, in the northern Gulf of Mexico offshore Texas, Louisiana, Mississippi and Alabama. The Petrochemical & Refined Products Services business segment consists of propylene fractionation plants, pipelines and related marketing activities; a butane isomerization facility and related pipeline system; octane enhancement and isobutylene production facilities; refined products pipelines, including its Products Pipeline System, and marine transportation and other services. Information filed by Enterprise with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14323, or its CIK Code: 0001061219. Enterprise’s website is http://www.enterpriseproducts.com/. Enterprise’s common stock is listed on the New York Stock Exchange under the ticker symbol “EPD.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Enterprise’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Enterprise’s common stock on March 26, 2014 was $68.55. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$34.58	$30.34	$34.58
4/1/2010	6/30/2010	$36.65	$31.68	$35.37
7/1/2010	9/30/2010	$39.67	$34.76	$39.67
10/1/2010	12/31/2010	$44.30	$39.83	$41.61
1/3/2011	3/31/2011	$44.00	$39.51	$43.06
4/1/2011	6/30/2011	$43.81	$39.60	$43.21
7/1/2011	9/30/2011	$43.71	$37.50	$40.15
10/3/2011	12/30/2011	$46.41	$39.97	$46.38
1/3/2012	3/30/2012	$52.45	$46.57	$50.47
4/2/2012	6/29/2012	$52.67	$46.23	$51.24
7/2/2012	9/28/2012	$54.69	$51.39	$53.60
10/1/2012	12/31/2012	$54.88	$48.81	$50.08
1/2/2013	3/29/2013	$60.29	$51.85	$60.29
4/1/2013	6/28/2013	$63.09	$58.00	$62.15
7/1/2013	9/30/2013	$64.93	$57.90	$61.04
10/1/2013	12/31/2013	$66.30	$59.27	$66.30
1/2/2014*	3/26/2014*	$69.15	$63.67	$68.55

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Enterprise’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Energy Transfer Equity, L.P.

According to the publicly available information, Energy Transfer Equity, L.P. (“Energy Transfer”) assists subsidiaries in identifying, evaluating, and pursuing strategic acquisitions and growth opportunities. Energy Transfer operates in two business segments: Investment in Energy Transfer Partners, LP (ETP) and Investment in Regency Energy Partners, LP (Regency). Investment in ETP’s operations include the following: interstate and intrastate transportation and storage operations, treating and processing assets and retail marketing operations, among others. Investment in Regency provides “wellhead-to-market” services to producers of natural gas, which include transporting raw natural gas from the wellhead through gathering systems, processing raw natural gas to separate NGLs from the raw natural gas and selling or delivering the pipeline-quality natural gas and NGLs to various markets and pipeline systems, as well as the gathering of oil (crude and/or condensate, a lighter oil) received from producers. Information filed by Energy Transfer with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32740, or its CIK Code: 0001276187. Energy Transfer’s website is http://www.energytransfer.com/. Energy Transfer’s common stock is listed on the New York Stock Exchange under the ticker symbol “ETE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Energy Transfer’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Energy Transfer’s common stock on March 26, 2014 was $46.83. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$17.17	$15.36	$16.87
4/1/2010	6/30/2010	$17.70	$14.08	$16.88
7/1/2010	9/30/2010	$18.67	$16.77	$18.56
10/1/2010	12/31/2010	$20.23	$18.62	$19.54
1/3/2011	3/31/2011	$22.50	$18.98	$22.50
4/1/2011	6/30/2011	$23.12	$19.93	$22.48
7/1/2011	9/30/2011	$22.50	$17.39	$17.39
10/3/2011	12/30/2011	$20.60	$16.04	$20.29
1/3/2012	3/30/2012	$22.13	$19.97	$20.15
4/2/2012	6/29/2012	$21.39	$17.20	$20.51
7/2/2012	9/28/2012	$22.88	$20.13	$22.60
10/1/2012	12/31/2012	$23.90	$21.31	$22.74
1/2/2013	3/29/2013	$29.24	$23.75	$29.24
4/1/2013	6/28/2013	$30.45	$27.01	$29.91
7/1/2013	9/30/2013	$33.37	$29.72	$32.89
10/1/2013	12/31/2013	$41.25	$32.43	$40.87
1/2/2014*	3/26/2014*	$46.83	$39.25	$46.83

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Energy Transfer’s common stock from January 3, 2007 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

General Motors Company

According to publicly available information, General Motors Company (“General Motors”) is an automotive company. General Motors designs, builds and sells cars, trucks and automobile parts worldwide. General Motors sells its cars through a global network of independent dealers. General Motor’s business is organized into five geographically-based segments: General Motors North America, General Motors International Operations, General Motors Europe, and General Motors South America. General Motors North America primarily meets the demands of customers in the region with vehicles developed, manufactured and/or marketed under the following brands: Buick, Cadillac, Chevrolet and GMC. General Motors International Operations, Europe and South America primarily market and sell following brands: Alpheon, Baojun, Buick, Cadillac, Chevrolet, Holden, Jiefang, Opel, Vauxhall and Wuling, General Motors Financial purchases automobile finance contracts for vehicles purchased by consumers primarily from franchised and independent dealerships. In addition to the products General Motors sells to its dealers for consumer retail sales, it also sells cars and trucks to fleet customers. Information filed by General Motors with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34960, or its CIK Code: 0001467858. General Motors’ website is http://www.gm.com. General Motors’ common stock is listed on the New York Stock Exchange under the ticker symbol “GM.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for General Motors’ common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of General Motors’ common stock on March 26, 2014 was $34.22. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
10/1/2010*	12/31/2010*	$36.86	$33.25	$36.86
1/3/2011	3/31/2011	$38.98	$30.74	$31.03
4/1/2011	6/30/2011	$33.04	$28.56	$30.36
7/1/2011	9/30/2011	$31.80	$20.18	$20.18
10/3/2011	12/30/2011	$26.45	$19.05	$20.27
1/3/2012	3/30/2012	$27.34	$21.05	$25.65
4/2/2012	6/29/2012	$26.76	$19.66	$19.72
7/2/2012	9/28/2012	$24.80	$18.80	$22.75
10/1/2012	12/31/2012	$28.83	$23.09	$28.83
1/2/2013	3/29/2013	$30.60	$26.33	$27.82
4/1/2013	6/28/2013	$35.03	$27.52	$33.31
7/1/2013	9/30/2013	$37.58	$33.69	$35.97
10/1/2013	12/31/2013	$41.53	$34.16	$40.87
1/2/2014**	3/26/2014**	$40.95	$34.09	$34.22

*	General Motors’ common stock commenced trading on the New York Stock Exchange on November 18, 2010 and therefore has a limited historical performance. For this reason, available information for the fourth calendar quarter of 2010 includes data for the period from November 18, 2010 through December 31, 2010. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

**	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

General Motors’ common stock commenced trading on the New York Stock Exchange on November 18, 2010 and therefore has a limited historical performance. The graph below illustrates the performance of General Motors’ common stock from November 18, 2010 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Halliburton Company

According to publicly available information, Halliburton Company (“Halliburton”) provides services and products to customers in the energy industry related to the exploration, development, and production of oil and natural gas. Halliburton serves oil and natural gas companies worldwide and operates under two segments: the Completion and Production segment and the Drilling and Evaluation segment. The Completion and Production segment delivers cementing, stimulation, intervention pressure control, and completion services. The segment consists of Halliburton Production Enhancement, Cementing, Completion Tools, Boots & Coots, Multi-Chem, and Halliburton Artificial Lift. Halliburton’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation and precise wellbore placement services. The segment consists of Halliburton Drill Bits and Services, Wireline and Perforating, Testing and Subsea, Baroid, Sperry Drilling, Landmark Software and Services, and Consulting and Project Management. The business operations of its divisions are organized in four primary geographic regions: North America, Latin America, Europe/Africa/CIS and Middle East/Asia. Information filed by Halliburton with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03492, or its CIK Code: 0000045012. Halliburton’s website is http://www.halliburton.com. Halliburton’s common stock is listed on the New York Stock Exchange under the ticker symbol “HAL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Halliburton’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Halliburton’s common stock on March 26, 2014 was $58.37. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$34.60	$28.10	$30.13
4/1/2010	6/30/2010	$34.96	$21.15	$24.55
7/1/2010	9/30/2010	$33.40	$24.98	$33.07
10/1/2010	12/31/2010	$41.15	$31.40	$40.83
1/3/2011	3/31/2011	$49.84	$38.17	$49.84
4/1/2011	6/30/2011	$51.00	$45.33	$51.00
7/1/2011	9/30/2011	$57.27	$30.52	$30.52
10/3/2011	12/30/2011	$39.13	$28.68	$34.51
1/3/2012	3/30/2012	$38.51	$32.48	$33.19
4/2/2012	6/29/2012	$35.03	$26.70	$28.39
7/2/2012	9/28/2012	$37.44	$28.36	$33.69
10/1/2012	12/31/2012	$35.65	$29.95	$34.69
1/2/2013	3/29/2013	$43.32	$35.71	$40.41
4/1/2013	6/29/2013	$45.55	$37.21	$41.72
7/1/2013	9/30/2013	$50.32	$42.45	$48.15
10/1/2013	12/31/2013	$56.26	$48.40	$50.75
1/2/2014*	3/26/2014*	$59.14	$48.20	$58.37

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Halliburton’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“Marathon”) is an energy company engaged in exploration and production, oil sands mining and integrated gas with operations in the United States, Angola, Canada, Equatorial Guinea, Ethiopia, Gabon, Kenya, the Kurdistan Region of Iraq, Libya, Norway, Poland and the U.K. Marathon has three reportable operating segments: Exploration and Production (“E&P”), Oil Sands Mining (“OSM”) and Integrated Gas (“IG”). E&P explores for, produces and markets liquid hydrocarbons and natural gas on a worldwide basis. OSM mines, extracts and transports bitumen from oil sands deposits in Alberta, Canada, and upgrades the bitumen to produce and market synthetic crude oil and vacuum gas oil. IG produces and markets products manufactured from natural gas, such as Liquefied natural gas and methanol, in Equatorial Guinea. Information filed by Marathon with the SEC under the Exchange Act can be located by reference to its SEC file number 001-05153, or its CIK Code: 0000101778. Marathon’s website is http://www.marathonoil.com. Marathon’s common stock is listed on the New York Stock Exchange under the ticker symbol “MRO.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Marathon’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Marathon’s common stock on March 26, 2014 was $34.50. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$19.94	$17.02	$19.21
4/1/2010	6/30/2010	$20.71	$18.33	$18.87
7/1/2010	9/30/2010	$21.24	$18.34	$20.09
10/1/2010	12/31/2010	$22.48	$20.08	$22.48
1/3/2011	3/31/2011	$32.36	$22.67	$32.36
4/1/2011	6/30/2011	$32.88	$29.78	$31.98
7/1/2011	9/30/2011	$34.07	$21.58	$21.58
10/3/2011	12/30/2011	$29.34	$20.27	$29.27
1/3/2012	3/30/2012	$35.06	$30.47	$31.70
4/2/2012	6/29/2012	$32.23	$23.32	$25.57
7/2/2012	9/28/2012	$31.09	$24.09	$29.57
10/1/2012	12/31/2012	$31.93	$29.30	$30.66
1/2/2013	3/29/2013	$35.71	$31.59	$33.72
4/1/2013	6/28/2013	$36.38	$29.85	$34.58
7/1/2013	9/30/2013	$37.83	$32.61	$34.88
10/1/2013	12/31/2013	$37.93	$34.06	$35.30
1/2/2014*	3/26/2014*	$34.91	$31.81	$34.50

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Marathon’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Nucor Corporation

According to publicly available information, Nucor Corporation and its affiliates (“Nucor”) are manufacturers of steel and steel products, as well as scrap brokers and processors, with operating facilities and customers primarily located in North America. Nucor’s operations include several international trading companies that buy and sell steel and steel products. Nucor also processes ferrous and nonferrous metals and brokers ferrous and nonferrous metals, pig iron, hot briquetted iron (“HBI”) and direct reduced iron (“DRI”). Nucor operates in three business segments: Steel Mills, Steel Products and Raw Materials. Nucor’s Steel Mills segment produces and distributes sheet steel, plate steel, structural steel and bar steel. The Steel Products segment produces steel joists and joist girgers and steel deck to general contractors and fabricators located throughout the United States and Canada. Through the Raw Materials segment, Nucor produces DRI; brokers ferrous and nonferrous metals, pig iron, HBI and DRI; supplies ferro-alloys, and processes ferrous and nonferrous scrap metal. Information filed by Nucor with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04119, or its CIK Code: 0000073309. Nucor’s website is http://www.nucor.com. Nucor’s common stock is listed on the New York Stock Exchange under the ticker symbol “NUE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Nucor’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Nucor’s common stock on March 26, 2014 was $50.71. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$49.93	$39.50	$45.38
4/1/2010	6/30/2010	$47.67	$38.28	$38.28
7/1/2010	9/30/2010	$40.66	$36.38	$38.20
10/1/2010	12/31/2010	$44.58	$37.50	$43.82
1/3/2011	3/31/2011	$48.88	$43.75	$46.02
4/1/2011	6/30/2011	$47.64	$39.45	$41.22
7/1/2011	9/30/2011	$41.57	$31.25	$31.64
10/3/2011	12/30/2011	$41.17	$30.91	$39.57
1/3/2012	3/30/2012	$45.41	$40.52	$42.95
4/2/2012	6/29/2012	$43.49	$34.39	$37.90
7/2/2012	9/28/2012	$40.76	$36.82	$38.26
10/1/2012	12/31/2012	$43.97	$37.82	$43.18
1/2/2013	3/29/2013	$48.23	$43.71	$46.15
4/1/2013	6/28/2013	$47.10	$42.23	$43.32
7/1/2013	9/30/2013	$50.87	$43.55	$49.02
10/1/2013	12/31/2013	$54.62	$47.58	$53.38
1/2/2014*	3/26/2014*	$53.07	$46.62	$50.71

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Nucor’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Occidental Petroleum Corporation

According to publicly available information, Occidental Petroleum Corporation (“Occidental”) is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions. Occidental conducts its operations, through various oil and gas, chemical, midstream, marketing and other subsidiaries, and affiliates. Occidental operates in three business segments: Oil and Gas segment, Chemical segment and Midstream, Marketing and Other segment. The Oil and Gas segment explores for, develops and produces oil and condensate, natural gas liquids (“NGL”s) and natural gas. The Chemical segment (“OxyChem”) manufactures and markets basic chemicals and vinyls. The Midstream, Marketing and Other segment gathers, treats, processes, transports, stores, purchases and markets oil, natural gas, NGLs, condensate and carbon dioxide and power. Information filed by Occidental with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09210, or its CIK Code: 0000797468. Occidental’s website is http://www.oxy.com. Occidental’s common stock is listed on the New York Stock Exchange under ticker symbol “OXY.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Occidental’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Occidental’s common stock on March 26, 2014 was $93.54. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$84.54	$76.01	$84.54
4/1/2010	6/30/2010	$89.99	$77.15	$77.15
7/1/2010	9/30/2010	$82.92	$72.23	$78.30
10/1/2010	12/31/2010	$99.03	$78.63	$98.10
1/3/2011	3/31/2011	$107.37	$93.81	$104.49
4/1/2011	6/30/2011	$115.74	$96.89	$104.04
7/1/2011	9/30/2011	$108.08	$71.50	$71.50
10/3/2011	12/30/2011	$101.29	$68.58	$93.70
1/3/2012	3/30/2012	$105.46	$94.43	$95.23
4/2/2012	6/29/2012	$97.48	$77.33	$85.77
7/2/2012	9/28/2012	$91.95	$82.65	$86.06
10/1/2012	12/31/2012	$86.38	$73.59	$76.61
1/2/2013	3/29/2013	$88.68	$78.01	$78.37
4/1/2013	6/28/2013	$94.75	$78.95	$89.23
7/1/2013	9/30/2013	$94.46	$85.38	$93.54
10/1/2013	12/31/2013	$99.37	$90.21	$95.10
1/2/2014*	3/26/2014*	$97.26	$87.09	$93.54

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Occidental’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Schlumberger N.V.

According to publicly available information, Schlumberger N.V. (‘‘Schlumberger’’) supplies technology, integrated project management and information solutions to the international oil and gas exploration and production industry. Schlumberger manages its business in three Groups: Reservoir Characterization, Drilling, and Production. The Reservoir Characterization Group consists of the principal technologies involved in finding and defining hydrocarbon resources. The Drilling Group consists of the principal technologies involved in the drilling and positioning of oil and gas wells. The Production Group consists of the principal technologies involved in the lifetime production of oil and gas reservoirs. Outside of the Group structure is Schlumberger Business Consulting, which helps oil and gas companies achieve fast and sustainable performance improvements. Information filed by Schlumberger with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04601, or its CIK Code: 0000087347. Schlumberger’s website is http://www.slb.com. Schlumberger’s common stock is listed on the New York Stock Exchange under the ticker symbol ‘‘SLB.’’

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Schlumberger’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Schlumberger’s common stock on March 26, 2014 was $95.43. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$71.29	$60.76	$63.46
4/1/2010	6/30/2010	$73.15	$51.75	$55.34
7/1/2010	9/30/2010	$63.26	$53.33	$61.61
10/1/2010	12/31/2010	$83.63	$61.20	$83.50
1/3/2011	3/31/2011	$95.04	$80.53	$93.26
4/1/2011	6/30/2011	$93.70	$80.64	$86.40
7/1/2011	9/30/2011	$94.70	$59.73	$59.73
10/3/2011	12/30/2011	$77.15	$57.72	$68.31
1/3/2012	3/30/2012	$80.00	$67.64	$69.93
4/2/2012	6/29/2012	$75.13	$59.67	$64.91
7/2/2012	9/28/2012	$77.60	$64.94	$72.33
10/1/2012	12/31/2012	$74.80	$67.77	$69.29
1/2/2013	3/29/2013	$81.56	$70.92	$74.89
4/1/2013	6/28/2013	$77.59	$69.95	$71.66
7/1/2013	9/30/2013	$88.95	$72.61	$88.36
10/1/2013	12/31/2013	$94.46	$85.54	$90.11
1/2/2014*	3/26/2014*	$95.56	$86.16	$95.43

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Schlumberger’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (“Southwestern”) is an independent energy company engaged in natural gas and oil exploration, development and production. Southwestern operates two businesses: Exploration and Production, and Midstream Services. The Exploration and Production segment is Southwestern’s primary business and is involved in the exploration for and production of natural gas and oil, with its current operations within the United States on development of an unconventional gas reservoir located in Arkansas. It is also engaged in exploration and production activities in Pennsylvania, Texas, and Oklahoma. Southwestern conducts its exploration and production operations through its wholly owned subsidiaries, SEECO, Inc. and Southwestern Energy Production Company. Midstream Services is Southwestern’s natural gas gathering and marketing business in Arkansas, Texas and Pennsylvania through its gathering subsidiaries, DeSoto Gathering Company, L.L.C., or DeSoto Gathering, and Angelina Gathering Company, L.L.C., or Angelina Gathering. Information filed by Southwestern with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08246, or its CIK Code: 0000007332. Southwestern’s website is http://www.swn.com. Southwestern’s common stock is listed on the New York Stock Exchange under the ticker symbol “SWN.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the basket equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for Southwestern’s common stock, based on the daily closing prices as reported by Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Southwestern’s common stock on March 26, 2014 was $45.02. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010	3/31/2010	$51.65	$37.70	$40.72
4/1/2010	6/30/2010	$44.99	$35.86	$38.64
7/1/2010	9/30/2010	$38.83	$31.44	$33.44
10/1/2010	12/31/2010	$38.45	$32.73	$37.43
1/3/2011	3/31/2011	$43.49	$36.12	$42.97
4/1/2011	6/30/2011	$43.86	$38.02	$42.88
7/1/2011	9/30/2011	$49.00	$33.33	$33.33
10/3/2011	12/30/2011	$44.21	$31.94	$31.94
1/3/2012	3/30/2012	$35.60	$29.06	$30.60
4/2/2012	6/29/2012	$32.46	$25.82	$31.93
7/2/2012	9/28/2012	$35.76	$30.55	$34.78
10/1/2012	12/31/2012	$36.60	$32.78	$33.41
1/2/2013	3/29/2013	$38.86	$32.09	$37.26
4/1/2013	6/28/2013	$39.58	$34.97	$36.53
7/1/2013	9/30/2013	$39.91	$36.38	$36.38
10/1/2013	12/31/2013	$40.18	$35.16	$39.33
1/2/2014*	3/26/2014*	$46.57	$38.01	$45.02

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through March 26, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Southwestern’s common stock from January 3, 2000 through March 26, 2014, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the ROS product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying basket. If your Securities are so treated, subject to the discussion below with respect to “constructive ownership transactions” and “passive foreign investment companies”, you should generally recognize long-term capital gain or loss if you hold your Securities for more than one year (otherwise, such gain or loss would be short term capital gain or loss if held for one year or less) upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities.

Since certain basket equity issuers constitute limited partnerships and possibly passive investment in a foreign investment company, there is a risk that an investment in the Securities could be treated as a “constructive ownership transaction within the meaning of Section 1260 of the Code. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain “pass-thru entities” (including partnerships (including master limited partnerships), passive foreign investment companies (PFICs), regulated investment companies and real estate investment trusts). Under the “constructive ownership” rules, if an investment in Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Consideration” on page PS-47 of the ROS product supplement) in respect of a Security would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). It is not clear how the ‘‘net underlying long-term capital gain’’ would be computed in respect of the Securities. Unless otherwise established by clear and convincing evidence, the ‘‘net underlying long-term capital gain’’ is treated as zero. Although the matter is not clear, there exists a risk that an investment in Securities that are linked to the underlying basket that contains shares in one or more limited partnerships or shares in one or more PFICs could be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security would be recharacterized as ordinary income. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially from the treatment as described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-49 of the ROS product supplement.

Further, we will not attempt to ascertain whether the issuer of any basket equity would be treated as a “passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that the issuer of any basket equity were treated as a PFIC, certain adverse U.S. federal income tax consequences might apply (including possible treatment of the Securities, in whole or in part, as a constructive ownership transaction, as discussed above). You should consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of a basket equity are or become a passive foreign investment company.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the ROS product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their ”net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals (and to the extent provided in future regulations, entities) that own ”specified foreign financial assets” may be required to file information with respect to such assets with their income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-United States Holders. If you are not a United States holder, subject to Section 871(m) and “FATCA” (discussed below), you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status (by providing a fully completed and duly executed applicable Internal Revenue Service Form W-8). Gain from the sale or exchange of a Security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

We will not attempt to ascertain whether any basket equity issuer would be treated as a “United States real property holding corporation” (or in the case of Enterprise Products Partners L.P. and Energy Transfer Equity, L.P., any of the assets owned by such basket equity issuers would be a “United States real property holding corporation” or “United States real property interests”) within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”). We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of a basket equity and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the basket equities as United States real property holding corporations and the Securities as United States real property interests.

Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under recently proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments that reference U.S. stocks (including shares of certain basket equities) including possibly the Securities, may be treated as dividend equivalents that are subject to U.S. withholding tax. Under these proposed regulations, withholding may be required even in the absence of any actual dividend-related payment or adjustment made pursuant to the terms of the instrument. However, if finalized in their current form, the proposed regulations would not impose a withholding tax on dividend equivalent payments that are made on such equity-linked instruments prior to January 1, 2016. Nevertheless, if we (or the applicable paying agent) are required to withhold, we (or the applicable paying agent) would be entitled to do so without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to recently issued temporary and proposed Treasury regulations, FATCA withholding on “withholdable payments” begins on July 1, 2014, and withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisers about the application of FATCA, in particular, if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax adviser regarding the draft legislation and its possible impact on you.

If you are a non-U.S. holder, you are urged to consult your own tax advisors concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local or other (including non-U.S.) taxing jurisdiction (including the taxing jurisdiction of the issuer of each basket equity).

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. The Securities will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. The Agents intend to resell the offered Securities at the original issue price to the public. The Agents may resell the Securities to securities dealers (“Dealers”) at a discount from the original issue price to the public up to the underwriting discount indicated on the cover of this pricing supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 7 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 3 and 4 of this pricing supplement.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances, but who can tolerate downside market risk prior to maturity.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.